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                                                                     EXHIBIT 4.8



                FORM OF __% UNSECURED SUBORDINATED NOTE DUE 2006


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No.                                                                      $
    ----                                                                   -----
                           LAMAR ADVERTISING COMPANY

                    __% Unsecured Subordinated Note due 2006


                 LAMAR ADVERTISING COMPANY, a Delaware corporation (together with its successors, "LAC"), for value received hereby promises to pay to ______________ and registered assigns the principal sum of $________ in one hundred and twenty (120) equal consecutive monthly installments of $_________, the first of which installments shall be due and payable on September 30, 1996 and subsequent installments shall be due on the last business day of each month thereafter until and including July 31, 2006, and to pay interest thereon as provided in paragraph 1 herein. The record date for any scheduled payment of interest on or principal of this Note shall be the last business day of the month next preceding the date such payment is due.

                 This Note is one of a duly authorized issue of Subordinated Notes of LAC (the "Notes") referred to in the Agreement dated as of May 30, 1996 among LAC and the "Tendering Shareholders" (as defined therein) (as the same may be amended from time to time hereafter, the "Agreement").

                 1.       Interest.         Interest shall accrue on the
outstanding principal of this Note at a rate of _____ percent (__%) per annum and shall be due and payable together with the principal installments provided for and on the dates specified in the first paragraph of this Note. Interest on this Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

                 2.       Subordination.

                 2.1. Agreement to Subordinate. The holder of this Note, for itself and its successors, agrees that the payment of the principal of, premium, if any, interest, penalties, damages, indemnities, fees and any other amounts which may at any time be payable by or charged to LAC in connection with or in respect of the loans evidenced by this Note (the "Subordinated Obligations") are subordinated in right of payment, to the extent and in the
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manner stated in this Section 2, to the prior indefeasible payment in cash in full of all Senior Debt. "Senior Debt" means any indebtedness of LAC (including, without limitation, any principal of and interest (including any interest accruing after commencement of a case under the Bankruptcy Code in respect of LAC) or any indebtedness under, and all other amounts owing under,
(i) the Credit Agreement dated as of May 19, 1993 by and among LAC, certain of its subsidiaries, Chase Manhattan (National Association), as Agent, and the other lenders which are parties thereto, as such Credit Agreement has been amended to date and as it may be amended hereafter, and the promissory notes issued thereunder, (ii) the Credit Agreement dated as of December 22, 1995 by and among LAC, certain of its subsidiaries, such Agent and the other lenders which are paries thereto as such Credit Agreement may be amended hereafter, and the promissory notes issued thereunder and (iii) in respect of the Indenture by and among LAC, as issuer, certain of its subsidiaries and State Street Bank and Trust Company, as Trustee, as such Indenture may be amended hereafter and the 11% Senior Secured Notes due 2003 issued thereunder) unless such indebtedness expressly provides that it shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt shall not include (a) indebtedness evidenced by the Notes, (b) indebtedness represented by the 8% Series A Unsecured Subordinated Discount Debentures due 2001, (c) indebtedness represented by the 10% to 12% Series A Unsecured Subordinated Debentures due 1996 and 1997, (d) indebtedness consisting of trade payables or other current liabilities, (e) indebtedness for amounts owed by LAC to employees, (f) any liability for federal, state, local, and other taxes owed or owing by LAC, (g) indebtedness of LAC to any subsidiary of LAC, and (h) any obligation that by operation of law is subordinate to any general unsecured obligation of LAC.
The Subordinated Obligations shall not be deemed to be "Senior Debt", as such term is used in the agreement and instruments evidencing the Series A Unsecured Subordinated Debentures referred to in clauses (b) and (c) of the immediately preceding sentence, nor shall the Subordinated Obligations be deemed for any purpose to be senior or junior in right of payment to such Debentures, it being understood that the Subordinated Obligations shall be pari-passu and equal in priority of payment to any and all obligations in respect of such Debentures.

         This Section 2 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions of this Section 2 are made for the benefit of the holders of Senior Debt.

         2.2. LAC Not to Make Payments With Respect to Subordinated Obligations in Certain Circumstances.

         (a) No direct or indirect payment will be made on account of the Subordinated Obligations or to acquire any of the Notes for cash or property
(i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all
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such Senior Debt shall first be paid in full in cash or cash equivalents or such payment duly provided for in a manner satisfactory to the holders of such Senior Debt or (ii) upon the happening of any default or event of default (or if a default or an event of default would result from any payment with respect to the Subordinated Obligations) with respect to any Senior Debt.

         (b) Upon the happening of any default or event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any instrument or other evidence of Senior Debt, then, unless and until such default or event of default has been cured or waived in writing or has ceased to exist, no direct or indirect payment will be made with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property, or securities or with regard to redemption of Notes.

         (c) If any payment or distribution of assets of LAC is received by any holder of the Notes in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of Sections 2.2(a) or 2.2(b), such payment or distribution will be received and held in trust for and will be paid over to the holders of Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt which is due and payable held by them) until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

         2.3 Subordinated Obligations Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation or Reorganization of LAC. Upon any distribution of assets of LAC in any dissolution, winding-up, liquidation or reorganization of LAC (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Debt shall first be entitled to receive indefeasible payment thereof in cash in full, before the holders of Subordinated Obligations are entitled to receive any payment on account thereof;

         (b) any payment or distribution of assets of LAC of any kind or character, whether in cash, property or securities, to which the holders of Subordinated Obligations would be entitled except for the provisions of this Section 2, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Debt or their representatives, as their respective interests may appear, for application to the payment of Senior Debt until all Senior Debt shall have been indefeasibly paid in cash in full, after giving effect to
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         any concurrent cash payment or distribution to the holders of Senior
         Debt; and

                 (c) in the event that, notwithstanding the foregoing provisions of this Section 2.3, any payment or distribution of assets of LAC of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any indebtedness of LAC being subordinated to the payment of the Subordinated Obligations, shall be received by holders of Subordinated Obligations on account of Subordinated Obligations before all Senior Debt is indefeasibly paid in cash in full, such payment or distribution shall be held in trust for the benefit of holders of Senior Debt and shall be forthwith (and, in any event, not later than three business days after such payment or distribution is made) paid over and delivered to the holders of Senior Debt or their representatives, for application to the payment of Senior Debt until all Senior Debt shall have been indefeasibly paid in cash in full in accordance with its terms, after giving effect to any concurrent cash payment or distribution to the holders of Senior Debt.

         2.4 Holders of Subordinated Obligations to be Subrogated to Rights of Holders of Senior Debt. Subject to the indefeasible payment in cash in full of all Senior Debt pursuant to this Section 2, the holders of Subordinated Obligations shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of LAC applicable to the Senior Debt until all amounts owing on the Subordinated Obligations shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of LAC or by or on behalf of the holders of the Subordinated Obligations by virtue of this Section 2 which otherwise would have been made to the holders of the Subordinated Obligations shall, as among LAC, its creditors other than holders of Senior Debt and the holders of Subordinated Obligations, be deemed to be a payment by LAC to or on account of the Senior Debt, it being understood that the provisions of this
Section 2 are intended solely for the purpose of defining the relative rights of the holders of Subordinated Obligations, on the one hand, and the holders of Senior Debt, on the other hand.

         2.5 Subordinated Rights Not Impaired by Acts or Omissions of LAC or Holders of Senior Debt; Relative Rights. No right of any present or future holders of any Senior Debt to enforce the provisions of Section 2 as against LAC or any holder of Subordinated Obligations shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the LAC or by any act or failure to act by any such holder, or by any noncompliance by the LAC with the terms of this Section 2, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. This Section 2 defines the
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relative rights of holders of the Note and Senior Debt.  Nothing in this
Section 2 shall impair as between LAC and the holders of the Note, the obligation of LAC, to pay principal of an interest on the Note in accordance with its terms, which obligation is absolute and unconditional.

         2.6. Repayments to LAC. If any payment by LAC with respect to Senior Debt is repaid by any holder of Senior Debt to LAC as a result of the preference or other avoidance provisions of any federal or state bankruptcy or similar laws or otherwise, the holders of Subordinated Obligations will forthwith return to LAC an amount equal to the lesser of (a) all amounts so repaid with respect to Senior Debt and (b) all amounts received from LAC, including by payment or set-off, with respect to Subordinated Obligations and not previously so repaid by the holders of Subordinated Obligations.

         3.      Defaults.

         3.1     Events of Default.

         If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) LAC shall fail to pay when due all or any part of the principal on the Note;

         (b) LAC shall fail to pay within twenty (20) days of the due date thereof any interest on the Note;

         (c) an involuntary proceedings shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of LAC, or of a substantial part of the property or assets of LAC under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for LAC or for a substantial part of the property or assets of LAC or (iii) the winding up or liquidation of LAC; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree including or ordering any of the foregoing shall be entered; or

         (d) LAC shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law, (ii) consent to the institution of or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (c) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for LAC or for a substantial part of the
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property or assets of LAC, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable to or admit in writing its inability or fail generally to pay its debts if they become due or (vii) take any action for the purpose of effecting any of the foregoing;

then, in every such event, the holder may, by notice to LAC and the other holders, declare the Note to be forthwith due and payable in whole or in part, whereupon the principal of the Note so declared to be due and payable, together with accrued interest thereon, shall forthwith become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by LAC.


         3.2 Other Remedies. If any Event of Default has occurred and is continuing, irrespective of whether the Note has become or has been declared immediately due and payable under the preceding Section 3.1, the holder of the Note may proceed to protect and enforce the rights of such holder by an action at law, including equity or other appropriate proceeding, whether for the specific performance of the Note, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any power granted hereby or by law or otherwise.

         3.3 No Waivers or Elections of Remedies. No course of dealing and no delay on the part of the holder of the Note in exercising any right, power or remedies shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power, or remedy conferred by the Note upon any holder hereof shall be exclusive of any other right, power, or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         4.      Registration and Exchange of Notes.

         4.1 Registration of Notes. LAC shall keep at its principal executive office a register for the registration of transfers of the Notes.
The name and address of each holder of a Note, each transferor thereof, and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for a registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder hereof for all purposes hereof, and LAC shall not be affected by any notice or knowledge to the contrary.

         4.2 Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of LAC for a registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered
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holder of this Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), LAC shall execute and deliver one or more new Notes (as requested by the Holder hereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such Note transfer. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

         4.3 Replacement of Notes. Upon receipt by LAC of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction, or mutilation of the Note, and

         (a) in case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

LAC at its own expense shall execute and deliver in lieu thereof a new Note, dated and bearing interest from the date to which interest has been paid on such lost, stolen or mutilated note or dated the date of such lost, stolen, or mutilated note if no interest shall have been paid thereon.

         5.      Waiver, Amendments and Remedies.

         No delay or omission of the holder to exercise any right under this Note shall impair any such right or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise or any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions, or provisions of this Note whatsoever shall be valid unless in writing signed by the holder, and then only to the extent in such writing specifically set forth. All remedies contained in this Note or by law afforded shall be cumulative and all shall be available to the holder until the Subordinated Obligations have been paid in full.

         The holder and LAC may, subject to the provisions of Section 2 and this Section 5, from time to time enter into allonges and agreements supplemental hereto for the purpose of amending any provisions of or adding any provisions to this Note or changing in any manner the rights of the holder or LAC hereunder or
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waiving any default or Event of Default hereunder.  Any such supplemental agreement, amendment or waiver is binding upon the holder of this Note and each future holder of the Note and upon LAC, without regard to whether the Note has been marked to indicate such supplemental agreement, amendment or waiver. The holder of this Note and LAC shall be entitled to amend, add to or supplement the terms of this Note without the necessity of receiving any consent or approval of the holder of any of the other Notes.

         6. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) to the holder or LAC, as the case may be, at their respective addresses set forth in the Agreement.

         7. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of Louisiana, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. LAC hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Louisiana and of any Louisiana state court for purposes of all legal proceedings arising out of or relating to this Note. LAC irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. LAC hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

         The holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such holder.

                                        LAMAR ADVERTISING COMPANY


                                        By:
                                           -------------------------------------
                                           Title

Dated:  May ____, 1996